DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation:	BOLD VIEW RESOURCES, INC.

2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	NEVADA STATE RESIDENT AGENT SERVICES, INC.
Name
		3838 RAYMERT DR. STE 10A	LAS VEGAS	NV	89121
		Street Address	City	ST	Zip Code

		Optional Mailing Address	City	ST	Zip Code
3.	Shares: (number of shares corporation authorized to issue)	Number of shares with par value:	Par value:$	Number of shares without par value:	75,000

4.	Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. RICHARD HOWIE
Name
		3838 RAYMERT DR. STE 10A	LAS VEGAS	NV	89121
		Street Address	City	ST	Zip Code
2. MARILYN ZIMMERMAN
Name
		3838 RAYMERT DR. STE 10A	LAS VEGAS	NV	89121
		Street Address	City	ST	Zip Code
3.
Name

		Street Address	City	ST	Zip Code

5.	Purpose: (optional-see instructions)	The purpose of this Corporation shall be: TO ENGAGE IN ANY LAWFUL BUSINESS

6.	Name, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	LORI KELLY	/S/ LORI KELLY
		Name	Signature
		3838 RAYMERT DR. STE 10A	LAS VEGAS	NV	89121
		Street Address	City	ST	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
		/S/ LORI KELLY		1/30/07
		Authorized Signature of R.A. or On Behalf of R.A. Company		Date

This form must be accompanied by appropriate fees.
Nevada Secretary of State Form 78 Articles 2007
Revised on: 01/01/07